SCHEDULE A

Portfolio Name	Management Fee Rate
AST Academic Strategies	0.72%
AST Advanced Strategies	0.85%
AST AllianceBernstein Core Value	0.75%
AST American Century Income & Growth	0.75%
AST Balanced Asset Allocation	0.15%
AST BlackRock Global Strategies	1.00%
AST BlackRock Value (formerly, AST Value)	0.85%
AST Bond 2015	0.65% to $500 million; 0.64% over $500 million
AST Bond 2016	0.65% to $500 million; 0.64% over $500 million
AST Bond 2017	0.65% to $500 million; 0.64% over $500 million
AST Bond 2018	0.65% to $500 million; 0.64% over $500 million
AST Bond 2019	0.65% to $500 million; 0.64% over $500 million
AST Bond 2020	0.65% to $500 million; 0.64% over $500 million
AST Bond 2021	0.65% to $500 million; 0.64% over $500 million
AST Bond 2022	0.65% to $500 million; 0.64% over $500 million
AST Capital Growth Asset Allocation	0.15%
AST CLS Growth Asset Allocation	0.30%
AST CLS Moderate Asset Allocation	0.30%
AST Cohen & Steers Realty	1.00%
AST Federated Aggressive Growth	0.95%
AST FI Pyramis Asset Allocation	0.85%
AST First Trust Balanced Target	0.85%
AST First Trust Capital Appreciation	0.85%
AST Global Real Estate	1.00%
AST Goldman Sachs Concentrated Growth	0.90%
AST Goldman Sachs Large-Cap Value (formerly, AST AllianceBernstein Growth & Income)	0.75%
AST Goldman Sachs Mid-Cap Growth	1.00%
AST Goldman Sachs Small-Cap Value	0.95%
AST High Yield	0.75%
AST Horizon Growth Asset Allocation	0.30%
AST Horizon Moderate Asset Allocation	0.30%
AST International Growth	1.00%
AST International Value	1.00%
AST Investment Grade Bond	0.65% to $500 million; 0.64% over $500 million
AST JPMorgan International Equity	1.00% to $75 million; 0.85% over $75 million
AST JPMorgan Strategic Opportunities	1.00%
AST Jennison Large-Cap Growth	0.90%
AST Jennison Large-Cap Value	0.75%
AST Large-Cap Value	0.75%
AST Lord Abbett Core Fixed-Income (formerly, AST Lord Abbett Bond-Debenture)	0.80%
AST Marsico Capital Growth	0.90%
AST MFS Global	1.00%
AST MFS Growth	0.90%
AST Mid-Cap Value	0.95%
AST Money Market	0.50%
AST Neuberger Berman Mid-Cap Growth	0.90% to $1 billion; 0.85% over $1 billion
AST Neuberger Berman / LSV Mid-Cap Value	0.90% to $1 billion; 0.85% over $1 billion
AST Parametric Emerging Markets Equity	1.10%
AST PIMCO Total Return Bond	0.65%
AST PIMCO Limited Maturity Bond	0.65%
AST Preservation Asset Allocation	0.15%
AST QMA US Equity Alpha	1.00%
AST Quantitative Modeling	0.25%
AST Schroders Multi-Asset World Strategies	1.10%
AST Small-Cap Growth	0.90%
AST Small-Cap Value	0.90%
AST T. Rowe Price Asset Allocation	0.85%
AST T. Rowe Price Global Bond	0.80%
AST T. Rowe Price Large-Cap Growth	0.90% to $1 billion; 0.85% over $1 billion
AST T. Rowe Price Natural Resources	0.90%
AST Wellington Management Hedged Equity (formerly AST Aggressive Asset Allocation)	1.00%
AST Western Asset Core Plus Bond	0.70%

Dated: April 30, 2003
Revised: June 7, 2005
Further Revised: December 1, 2005
Further Revised: June 30, 2006
Further Revised: May 1, 2007
Further Revised: June 21, 2007
Further Revised: November 15, 2007
Further Revised: March 5, 2008
Further Revised: May 1, 2008
Further Revised: July 21, 2008
Further Revised: September 16, 2008
Further Revised: June 26, 2009
Further Revised: October 1, 2009
Further Revised: January 24, 2011
Further Revised: April 29, 2011